UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 S. Friendswood Drive, Suite 201 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Federico A. Monzon, M.D., former Chief Medical Officer of Castle Biosciences, Inc. (the “Company”), resigned effective as of May 31, 2020. On May 29, 2020, in connection with his resignation, the Company entered into an Employment Separation Agreement with Dr. Monzon (the “Separation Agreement”) and a Master Services Agreement with Genomic Path LLC, a consulting firm wholly owned by Dr. Monzon (the “Consultant”), pursuant to which Dr. Monzon will provide consulting services to the Company (the “Consulting Agreement”).

Under the Separation Agreement, which contains a customary release of claims in favor of the Company, (i) Dr. Monzon will receive a cash payment for his accrued salary and paid time off through May 31, 2020, subject to standard withholdings and deductions, (ii) the Company agreed to enter into the Consulting Agreement and (iii) Dr. Monzon’s outstanding equity awards will continue to vest and remain exercisable in accordance with their terms during the term of the Consulting Agreement.

The Consulting Agreement provides that the Consultant will provide certain services to the Company on a project basis from time to time at a rate of $350.00 per hour. The Consulting Agreement has an initial term through May 31, 2021, which may be renewed for consecutive one-year periods by mutual written agreement. The Consulting Agreement also requires the Consultant to adhere to non-solicitation and non-interference restrictions for a period of three years following termination of the Consulting Agreement and non-competition restrictions for a period of one year following termination of the Consulting Agreement. Among other termination provisions, the Company has the right to terminate the Consulting Agreement immediately for any reason with or without prior notice.

Copies of the Separation Agreement and the Consulting Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and the foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement dated May 29, 2020, by and between Castle Biosciences, Inc. and Federico A. Monzon, M.D.
10.2	Master Services Agreement dated May 29, 2020, by and between Castle Biosciences, Inc. and Genomic Path LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer
Date: June 2, 2020